UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Acquisition of UX Specialized Logistics

On February 9, 2015 XPO Logistics, Inc. (the “Company”) announced that it had acquired substantially all of the assets of UX Specialized Logistics (“UX”), a North American provider of last mile logistics services for major retail chains and e-commerce companies. The purchase price for the UX transaction was $59 million, excluding any working capital adjustments, with no assumption of debt. A copy of the Company’s press release announcing the closing of the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Updated Investor Presentation

On February 9, 2015, the Company released a slide presentation expected to be used by the Company in connection with certain future investor presentations, together with a corresponding script. Copies of the slide presentation and script are attached as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

The slide presentation and script should be read together and with the Company’s filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

The information furnished in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the registrant specifically incorporates any such information by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 9, 2015, issued by XPO Logistics, Inc.

99.2	Investor Presentation, dated February 9, 2015

99.3	Investor Presentation Script, dated February 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2015	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 9, 2015, issued by XPO Logistics, Inc.

99.2	Investor Presentation, dated February 9, 2015

99.3	Investor Presentation Script, dated February 9, 2015